Exhibit 99.1

Company Contact:                 Investor Relations Contact:                    Media Contact:
Ultralife Batteries, Inc.        Lippert/Heilshorn & Associates, Inc.           Lippert/Heilshorn & Associates, Inc.
-------------------------        ------------------------------------           ------------------------------------
Robert W. Fishback               Jody Burfening                                 Chenoa Taitt
(315) 332-7100                   (212) 838-3777                                 (212) 201-66354
bfishback@ulbi.com               jks@lhai.com                                   ctaitt@lhai.com
------------------               ------------                                   ---------------

               ULTRALIFE BATTERIES INC. TO REPORT SECOND QUARTER
                           RESULTS ON AUGUST 7, 2003

   - Investor Conference Call to be Webcast at Ultralife Batteries' Web Site -

Newark, NY, July 29, 2003 - Ultralife Batteries, Inc. (NASDAQ: ULBI) will report its second quarter 2003 results for the period ended June 28, 2003 before the market opens on Thursday, August 7, 2003. Ultralife management will host an investor conference call at 10:00AM ET also on August 7, 2003. Investors are invited to access a live webcast of the conference call at http://www.ultralifebatteries.com/invest.asp. A replay of the webcast will be available shortly after the call at the same location and will be archived for 90 days.

About Ultralife Batteries, Inc.

Ultralife is a leading developer, manufacturer, and marketer of standard and customized lithium primary (non-rechargeable), lithium ion and lithium polymer rechargeable batteries. Ultralife's high-energy batteries use advanced lithium technology and are used in military, industrial and consumer portable electronic products. Through its range of standard products and leading world-class ability to customize for a wide range of applications, Ultralife is able to provide the next generation of battery solutions. OEM, retail and government customers include Energizer, Kidde Safety, Philips Medical Systems, Radio Shack and the national defense agencies of the United States, United Kingdom and Germany.

Ultralife's headquarters, principal manufacturing and research facilities are in Newark, New York, near Rochester. Ultralife (UK) Ltd., a second manufacturing and research facility, is located in Abingdon, U.K. Both facilities are ISO-9001/2000 certified.

Detailed information on Ultralife is available at the Company's web site, www.ultralifebatteries.com.

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